Press Contact: Jim Hasty	Investor Relations:
VP, Marketing & Sales	(765) 771-5310
Administration
(765) 771-5487
FOR IMMEDIATE RELEASE
Wabash National Corporation Announces
First Quarter Results
LAFAYETTE, Ind. — Apr. 28, 2008 — Wabash National Corporation (NYSE: WNC) reported a net loss of $6.4 million or $0.21 per diluted share for the first quarter of 2008 on net sales of $161 million. For the same quarter last year, the company reported net income of $1.0 million or $0.03 per diluted share, on revenue of $259 million. First quarter new trailer sales totaled 6,300 units, which represents a 43% reduction from the prior year period. The volume decline reflects the current economic environment and the continuing recessionary conditions in the transportation industry.
Dick Giromini, President and Chief Executive Officer, stated, “The first quarter of 2008 reinforced our expectation that the year will be one of challenges, but also great opportunities. Through our cost management initiatives and efforts to right size the business to the current demand environment, we were able to optimize performance, thereby minimizing losses during the first quarter. However, near-term profitability will continue to be impacted by constrained demand for trailers resulting from a weak freight environment along with an imbalance between commodity costs and selling prices. Longer-term, our strategic opportunities are beginning to show great promise, as we have implemented the necessary steps to lay the foundation for our DuraPlate® Products Group, purchasing consortium and manufacturing restructuring initiatives.”
“Given the current trailer demand environment, we now anticipate total new trailer sales for the year to be 38,000 units,” continued Giromini. “Our backlog of orders at March 31, 2008 was approximately $537 million, compared to $336 million at December 31, 2007.”
Wabash National Corporation will conduct a conference call to review and discuss its first quarter results on Tuesday, April 29, 2008, at 10:00 a.m. EDT. The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through July 22, 2008.
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, and Eagle® brand names. The company operates two wholly owned subsidiaries: Transcraft Corporation, a manufacturer of flatbed and drop deck trailers; and Wabash National Trailer Centers, a retail distributor of new and used trailers and aftermarket parts throughout the U.S.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include economic conditions, increased competition, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, continued improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
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WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
NET SALES	$161,061	$258,854
COST OF SALES	155,156	238,669

Gross profit	5,905	20,185
GENERAL AND ADMINISTRATIVE EXPENSES	11,499	12,720
SELLING EXPENSES	3,443	4,150

(Loss) Income from operations	(9,037)	3,315
OTHER INCOME (EXPENSE)
Interest expense	(1,174)	(1,546)
Foreign exchange, net	(25)	34
Gain on debt extinguishment	124	—
Other, net	32	59

(Loss) Income before income taxes	(10,080)	1,862
INCOME TAX (BENEFIT) EXPENSE	(3,693)	866

NET (LOSS) INCOME	$(6,387)	$996

COMMON STOCK DIVIDENDS DECLARED	$0.045	$0.045

BASIC NET (LOSS) INCOME PER SHARE	$(0.21)	$0.03

DILUTED NET (LOSS) INCOME PER SHARE	$(0.21)	$0.03

COMPREHENSIVE (LOSS) INCOME
Net (loss) income	$(6,387)	$996
Foreign currency translation adjustment	—	20

NET COMPREHENSIVE (LOSS) INCOME	$(6,387)	$1,016

		Retail &
Three months ended	Manufacturing	Distribution	Eliminations	Total
2008
Net sales	$142,263	$28,385	$(9,587)	$161,061
(Loss) Income from operations	$(8,482)	$(1,003)	$448	$(9,037)

2007
Net sales	$238,505	$42,300	$(21,951)	$258,854
Income (loss) from operations	$4,101	$(348)	$(438)	$3,315

	Three Months Ended March 31,
	2008	2007
Basic net (loss) income per share
Net (loss) income applicable to common stockholders	$(6,387)	$996

Weighted average common shares outstanding	29,880	30,293

Basic net (loss) income per share	$(0.21)	$0.03

Diluted net (loss) income per share
Net (loss) income applicable to common stockholders	$(6,387)	$996
After-tax equivalent of interest on convertible notes	—	—

Diluted net (loss) income applicable to common stockholders	$(6,387)	$996

Weighted average common shares outstanding	29,880	30,293
Dilutive stock options/shares	—	224
Convertible notes equivalent shares	—	—

Diluted weighted average common shares outstanding	29,880	30,517

Diluted net (loss) income per share	$(0.21)	$0.03

Average diluted shares outstanding for the three months ended March 31, 2008 and 2007 exclude the antidilutive effects of the Company’s Senior Convertible Notes (Convertible Notes). The after-tax equivalent of interest on Convertible Notes was $0.5 million and $0.7 million, respectively, and the Convertible Notes equivalent shares were 4.8 million and 6.7 million, respectively. Diluted shares outstanding for the three months ended March 31, 2008 also exclude the antidilutive effects of potentially dilutive stock options totaling approximately 115,000 shares of common stock.

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,277	$41,224
Accounts receivable, net	65,486	68,752
Inventories	133,225	113,125
Deferred income taxes	14,884	14,514
Prepaid expenses and other	3,168	4,046

Total current assets	223,040	241,661

PROPERTY, PLANT AND EQUIPMENT, net	120,028	122,063

DEFERRED INCOME TAXES	5,932	2,772

GOODWILL	66,317	66,317

INTANGIBLE ASSETS	31,628	32,498

OTHER ASSETS	17,449	18,271

	$464,394	$483,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	59,634	40,787
Other accrued liabilities	49,229	54,258

Total current liabilities	108,863	95,045

LONG-TERM DEBT	78,629	104,500

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	4,149	4,108

STOCKHOLDERS’ EQUITY	272,753	279,929

	$464,394	$483,582

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(6,387)	$996
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation and amortization	5,187	4,743
Gain on debt extinguishment	(124)	—
Deferred income taxes	(3,530)	654
Excess tax benefits from stock-based compensation	—	(65)
Stock-based compensation	863	1,083
Changes in operating assets and liabilities
Accounts receivable	3,266	992
Inventories	(20,100)	(37,367)
Prepaid expenses and other	878	194
Accounts payable and accrued liabilities	13,572	20,662
Other, net	101	(425)

Net cash used in operating activities	(6,274)	(8,533)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,741)	(1,832)
Proceeds from the sale of property, plant and equipment	4	—

Net cash used in investing activities	(1,737)	(1,832)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	4	35
Excess tax benefits from stock-based compensation	—	65
Borrowings under revolving credit facilities	45,265	44,650
Payments under revolving credit facilities	(12,430)	(40,800)
Payments under long-term debt obligations	(58,412)	—
Repurchase of common stock	—	(4,658)
Common stock dividends paid	(1,363)	(1,393)

Net cash used in financing activities	(26,936)	(2,101)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(34,947)	(12,466)
CASH AND CASH EQUIVALENTS AT BEGINNING OF QUARTER	41,224	29,885

CASH AND CASH EQUIVALENTS AT END OF QUARTER	$6,277	$17,419